STOCK PURCHASE AGREEMENT


     AGREEMENT made this 20th day of April, 1989, by and between PENNSYLVANIA STATE BANK ("Bank") and NATIONAL PENN BANCSHARES, INC. ("National Penn").

                                   BACKGROUND

     A. Bank is a Pennsylvania banking institution being organized to conduct business as a commercial bank under the laws of the Commonwealth of Pennsylvania.

     B. National Penn is a bank holding company organized under the laws of the Commonwealth of Pennsylvania.

     C. The Pennsylvania Department of Banking has approved an Application for Permission to Establish a State-Chartered Banking Institution filed by Bank.

     D. Bank will solicit offers from subscribers for a minimum of 430,000 and a maximum of 750,000 shares of common stock, par value $5 per share, of Bank, at an offering price of $10 per share, or $4,300,000 or $7,500,000 in the aggregate (the "Initial Offering").

     E. Subject to the conditions set forth in Section 20 hereof (collectively, the "Conditions"), National Penn will subscribe for a minimum of 81,700 and a maximum of 142,500 shares of common stock of Bank, which amounts constitute
19% of the minimum and maximum number of shares of common stock of Bank being offered by



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Bank, respectively, in the Initial Offering. By execution of this Agreement and by acceptance of such subscription, Bank agrees (1) to issue, concurrently with the issuance of shares of Bank's common stock to National Penn, stock purchase warrants to National Penn and/or such other parties as may be designated by National Penn with the prior written approval of Bank (which approval shall not be unreasonably withheld), which, in the aggregate, are exercisable for an initial number of shares of Bank's common stock equal sum of (a) 5% of the total number of shares of Bank's common stock issued by Bank in the Initial Offering up to and including 500,000 shares and (b) 12 1/2 % of the number of shares of Bank's common stock issued by the Bank in the Initial Offering in excess of 500,000 shares, all such warrants to be issued on the same terms and conditions, including price, as all other stock purchase warrants being issued by Bank to persons who are organizers or directors of Bank, including without limitation a term of seven years and an exercise price of $10 per share, and (2) that the total amount of stock purchase warrants, options or the like issued or to be issued by Bank, including the warrants issuable to National Penn or its designees pursuant to preceding clause (1), shall not exceed 15% of the total number of shares of Bank's common stock issued in the Initial Offering, as set forth on Exhibit "A" attached hereto and made a part hereof, except as expressly permitted in this Agreement.


     F. National Penn will deposit $200,000 with the escrow agent for Bank's offering, Hamilton Bank (the "Escrow Agent"), to be applied, subject to the terms of this Agreement, to National Penn's obligation for the aggregate purchase price for the shares of Bank's stock to be purchased by National Penn pursuant to its subscription on and this Agreement. Such deposit will be made by wire transfer on the business day immediately succeeding the date on which this Agreement is executed. The remaining balance of the aggregate purchase price payable by National Penn shall be deposited with the Escrow Agent upon satisfaction of the

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Conditions. If all of the Conditions are not satisfied on or before July 31,
1989, Bank and the Escrow Agent shall return the $200,000, together with interest thereon, to National Penn, and this Agreement shall be automatically terminated and be of no further force and effect unless on or before July 31, 1989, National Penn shall have given Bank written notice of the extension of this Agreement to a date not later than October 31, 1989, in which case Bank and the Escrow Agent shall return the $200,000, together with interest thereon, to National Penn and this Agreement shall be automatically terminated and be of no further force and effect if the Conditions are not satisfied on or before October 31, 1989.

     G. On the date of the conclusion by Bank of the Initial Offering, or upon the satisfaction of the Conditions set forth in Paragraph 20, whichever later occurs, Bank will issue to National Penn, in accordance with Paragraphs E and F above (1) the number of shares of Bank's common stock as shall equal not less than 19% of the aggregate number of shares of common stock issued by Bank in the Initial Offering and (2) stock purchase warrants in the amount and on the terms and conditions provided in Paragraph E above.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Incorporation of Background. The "Background" section of this Agreement is hereby incorporated by reference into this Agreement and the parties hereto expressly agree to perform their respective executory obligations therein set forth.

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     2. Grant of Purchase Rights. In the event Bank, at anytime, issues any shares of its common stock, including without any shares which may be issued as a result of the exercise of warrants, implementation of any stock option program or any Bank qualified employee stock ownership plan or trust or for sale to and purchase by any Bank profit-sharing plan and trust or Bank qualified employee pension plan (any such issuance being herein referred to as a "Sale Event"), then National Penn shall have the purchase, on the terms and conditions herein set forth, such number (or any lesser number) of shares of Bank's common stock as, when added to the number of shares of Bank's common stock issued in the Sale Event, constitutes 20% of the total, such percentage to be calculated as set forth in Paragraph 15 below. Nothing contained in this Paragraph 2 or elsewhere herein shall be construed to limit in any manner the right of National Penn to purchase shares of common stock of Bank in the open market from time to time in any amount.

     3. Reservation of Shares. Bank shall, at all times, have authorized shares of common stock that are not outstanding duly reserved for issuance or sale to National Penn upon exercise of National Penn's purchase nights provided in Paragraph 2 hereof. Bank shall reserve shares of its common stock for issuance or sale to National Penn hereunder, prior to or simultaneously with any occurrence of a Sale Event or any issuance of options, warrants or rights whose implementation will result in a Sale Event, in such number as shall be necessary for issuance to National Penn pursuant to Paragraph 2 above. Bank's obligations under this Paragraph 3 shall lapse if, and only to the degree that, any such option, warrant or right expires or is terminated without exercise, or upon the termination of this Agreement

     4. Purchase Price--Exercise of Warrants. If the Sale Event shall be the issuance of shares of common stock of Bank, upon the

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exercise of stock purchase warrants or options granted to persons who are organizers or directors of Bank, then the purchase price for each share of common stock of Bank issuable to National Penn pursuant to Paragraph 2 of this Agreement shall be a price per share equal to the fair market value of Bank's common stock at the date of exercise of such warrants or options, determined by a quotation obtained from a member of the National Association of Securities Dealers, Inc. approved in advance by National Penn (the "Warrant Purchase Price").

     5. Purchase Price--Secondary Offering. If the Sale Event shall be the issuance of shares of common stock of Bank pursuant to a public or limited private offering or otherwise under circumstances not governed by Paragraph 4 hereof, then the purchase price for each share of common stock of Bank issuable to National Penn under the provisions of Paragraph 2 of this Agreement shall be the same price per share as is paid by the purchasers in such public or limited private offering or other sale (the "Sale Purchase Price").

     6. Notices to National Penn.

          (a) If Bank takes any action that could result in National Penn having a right to purchase any shares of common stock of Bank hereunder, Bank shall concurrently give written notice to National Penn of such action and of the reservation of shares for issuance or sale to National Penn hereunder.

          (b) If Bank issues any shares of common stock of Bank, Bank shall concurrently give written notice to National Penn of such issuance.

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     7. Exercise of Purchase Rights.

          (a) National Penn may elect to exercise its right to purchase shares of common stock of Bank hereunder by giving written notice of such election, specifying therein the number of shares to be purchased, to Bank at its principal place of business, within fourteen days after National Penn's receipt of a written notice from Bank under Paragraph 6(b) hereof.

          (b) Upon determination of the Warrant Purchase Price, pursuant to Paragraph 4 hereof, or of the Sale Purchase Price, pursuant to Paragraph 5 hereof (whichever price shall be applicable referred to herein as the "Price"), National Penn shall pay to Bank the aggregate amount of the Price for all shares then being purchased within ten days of such determination.

          (c) If the Price shall be determined in any instance to be less than the then par value per share of Bank's common stock, then, notwithstanding such determination, National Penn shall pay an amount per share equal to the then par value of the purchased stock.

          (d) Upon receipt of the aggregate amount of the Price for the number of shares of common stock to be purchased, Bank shall immediately issue to National Penn such shares by delivery to National Penn of a stock certificate registered in the name of National Penn or its nominee representing the shares so purchased.

     8. Assignment by National Penn. This Agreement may be assigned by National Penn without consent of Bank (i) to any wholly-owned subsidiary of National Penn, in which case National

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Penn shall be responsible for such assignee's performance of its obligations hereunder, (ii) to any party or entity which shall purchase from National Penn shares of common stock of Bank in an aggregate amount equal to at least 19% of the then issued and outstanding shares of common stock of Bank, or (iii) to any successor by merger or consolidation to the business of National Penn; provided, however, that prior to any such assignment under subparagraph 8(ii) hereof, Bank shall have the right to purchase such shares at the same price as is agreed to between National Penn and such party or entity within sixty days of written notice of the intent of National Penn to sell or assign such shares or within ten days of receipt of regulatory approval by Bank to purchase such shares, whichever is later. Otherwise, National Penn shall not assign any of its rights hereunder without first obtaining Bank's prior written consent. Written notice of any such assignment shall be given to Bank. All references to "National Penn" in this Agreement shall include any assignee permitted in this Paragraph 8 and any permitted assignee of such assignee; any permitted assignee shall be entitled to all of the rights and subject to all of the duties of National Penn set forth in this Agreement.

     9. Additional Classes of Voting Capital Stock. Bank agrees that in the event it amends its Articles of Incorporation to authorize any additional classes of capital stock (including the establishment of the rights of any series or class of preferred stock) possessing the right to vote on matters submitted to a vote of shareholders, whether as a separate class or together with the common stock of Bank, National Penn shall have the right to purchase such number of shares of such stock as are necessary to preserve National Penn's right to maintain its percentage ownership of the outstanding voting capital stock of Bank. The purchase price for each share of such stock to be sold to National Penn under the provisions of this paragraph 9 shall be the same

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price per share as is paid by the purchasers in any public or limited private offering or other sale of such stock.

     10. Formation of Bank Holding Company. If Bank shall at any time propose to merge with an interim bank organized under state law or an interim national banking association or to take any other action in order to form a bank holding company, then Bank shall cause the plan of merger or other applicable plan to require such bank holding company to provide National Penn with rights to purchase shares of capital stock of such bank holding company that are substantially identical to those provided by Bank to National Penn in this Agreement.

     11. Future Warrants. Bank will not issue stock purchase warrants, options or the like for shares of Bank's common stock except as expressly permitted in this Agreement, including without limitation Paragraph E of the "Background" Section of this Agreement. If Bank conducts an offering (other than the Initial Offering) of shares of Bank's common stock that is managed and sold exclusively through the efforts of the officers and directors of Bank and without the involvement in any manner of an underwriter or broker, Bank may issue stock purchase warrants with respect to shares of its common stock to such officers and directors, in an aggregate amount not exceeding 10% of the number of shares sold in such offering. Bank may also from time to time issue additional warrants, options or the like with respect to Bank's common stock to officers or employees of Bank in a reasonable amount, but only with the prior approval of National Penn, which approval will not be unreasonably withheld. Any warrants issued by Bank pursuant to the preceding two sentences shall have a term not in excess of seven years, an exercise price per share of not less than the fair market value of Bank's common stock at the time of issuance, and such other terms and conditions as shall be contained in the stock purchase warrants issuable by

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Bank in connection with the Initial Offering. The provisions of this Paragraph
11 shall expire automatically and this Paragraph 11 shall be of no further force and effect on the tenth anniversary of the date of this Agreement.

     12. Governing Law. This Agreement shall be construed in accordance with the internal domestic laws (but not the conflict of laws provisions) of the Commonwealth of Pennsylvania.

     13. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     14. Issuance and Exercise Period Limitations. Bank shall use its best efforts to avoid issuing any shares of its common stock between the twentieth day and the last day of March, June, September or December of any year, or issuing any options, warrants or rights whose implementation will result in a Sale Event, which options, warrants or rights are exercisable between the twentieth day and the last day of March, June, September or December of any year.

     15. Percentage Ownership Calculations. All calculations of the percentage of ownership of shares of common stock of Bank to be made pursuant to the terms of this Agreement, including without limitation those to be made pursuant to Paragraph 2 of this Agreement, shall be made (a) on the basis of the number of shares of common stock of Bank then issued and outstanding and (b) excluding therefrom any shares of common stock of Bank issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or other rights or common stock equivalents then outstanding, and specifically excluding therefrom any such securities then held by National Penn such as

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the stock purchase warrants referred to in Paragraph E in the Background to this
Agreement.

     16. Time of the Essence. Time shall be of the essence in the performance of this Agreement, and the failure of National Penn to give notice or make payment within the time periods herein prescribed shall cause any option or right arising hereunder to lapse and be void in that instance.

     17. Notices. All notices arising hereunder shall be sent by certified mail, return receipt requested, to the principal office of the party intended to receive such notice, and shall be deemed received on the second business day following such deposit in the mail.

     18. Captions. The captions included herein are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     19. Amendment of Agreement. This Agreement may be amended in writing signed by both parties, by their respective duly authorized officers.

     20. Conditions Precedent. The obligation of National Penn to consummate the purchase of shares of Bank's common stock provided for in this Agreement is subject to the satisfaction (or waiver by National Penn, except for paragraphs
(a) and (b) below) of the following conditions:

          (a) The Board of Governors of the Federal Reserve System or the Federal Reserve Bank of Philadelphia, acting under delegated authority, shall have approved National Penn's purchase of up to 24.9% of the shares of common stock of Bank issued and outstanding, and such approval shall not contain a determination

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that National Penn will be in "control" of Bank or that Bank will be a
"subsidiary" of National Penn, as such terms are defined in the Federal Reserve's Regulation Y at 12 C.F.R. ss.225, or any condition or requirement deemed burdensome or otherwise objectionable by National Penn.

          (b) The Department of Banking of the Commonwealth of Pennsylvania shall have approved National Penn's purchase of up to 24.9% of the shares of common stock of Bank issued and outstanding.

          (c) National Penn shall have received a list of all subscribers, as of the date of this Agreement, for the Bank's common stock in the Initial Offering, and National Penn shall have approved all stock subscription agreements received by Bank, after the date of this Agreement, in the Initial Offering, subject to Bank curing or removing any alleged defect, to the satisfaction of National Penn, in one or more of the subscription agreements received after the date of this Agreement or Bank rejecting in total any subscription agreement; National Penn agrees that its approval of such stock subscription agreements shall not be unreasonably withheld.

          (d) No changes in the material terms and conditions of Bank's solicitation of offers to purchase shares of common stock of Bank shall have occurred from the terms and conditions disclosed and set forth in the Offering Circular and the three Supplements thereto, all of which are attached hereto and made a part hereof as Exhibit "B," and Bank shall have solicited offers to purchase no more than 750,000 shares of common stock of Bank in the aggregate.

          (e) On the closing date of the Initial Offering, Bank shall have received a cross-receipt from Legg Mason Wood Walker

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Incorporated ("Legg Mason") acknowledging receipt from Bank of payment in full of all amounts due Legg Mason pursuant to the provisions of Section 4(c) of the Agency Agreement, dated as of October 3, 1988, as amended on February 18, 1989, between Legg Mason and the Bank; Legg Mason shall not have received or become legally entitled to any selling or other commission on account of any subscription to or purchase of Bank's common stock by National Penn or by any other party whose executed stock subscription agreement, pursuant to the Initial Offering, has been delivered to Bank by National Penn; and Legg Mason shall have received no stock purchase warrants, options or rights issued by Bank, or become legally entitled to the same.

          (f) Bank shall have received an opinion of its counsel that, to the best of such counsel's knowledge, after due inquiry (which due inquiry shall include inquiries of all persons who are directors of Bank or shareholders who own 5% or more of Bank's common stock outstanding upon conclusion of the Initial Offering, excluding shares subscribed for by National Penn for this purpose), no suits, actions or other legal proceedings are pending or threatened against Bank, including without limitation any relating to the issuance of warrants by Bank, in connection with the Initial Offering, as set forth herein.

          (g) Bank shall have certified in writing to National Penn that (1) at least $4,000,000 has been paid to the Escrow Agent by subscribers to Bank's common stock in the Initial Offering, (2) organizational and pre-opening expenses (exclusive of Legg Mason's selling commissions, non-accountable expense allowance and financial advisory fee, and general overhead expenses) set forth on Exhibit "C" do not exceed $275,000 and (3) there is no additional expense to be incurred after the date hereof in connection with the proposed relocation of the Bank's

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permanent facilities from Lemoyne, Pennsylvania to Camp Hill, Pennsylvania.

          (h) Directors of Bank shall have purchased not less than 150,000 shares of Bank's common stock at an aggregate purchase price of not less than $1,500,000.

     21. Open Market Purchase Limitation. Notwithstanding any other provision hereof, National Penn shall not purchase any shares of common stock of Bank in the open market if the effect of such purchase would be to cause National Penn to own more than 24.9% of the shares of common stock of Bank then issued and outstanding, without the prior written approval of Bank and of the Board of Governors of the Federal Reserve System.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names by their authorized representatives the day and year first above written.

                                       PENNSYLVANIA STATE BANK

                                       BY /s/ William V. Freeman
                                          ------------------------------
(SEAL)                                       President

                                       Attest /s/ William E. Miller, Jr.
                                              --------------------------
                                             Secretary






                                       NATIONAL PENN BANCHARES, INC.

                                       By /s/ James K. Boyer
                                          -----------------------------
                                               Chairman
(SEAL)
                                       Attest: /s/ Sandra L. Spayd
                                              -------------------------
                                               Secretary


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                                   EXHIBIT A

   1            2                        3                        4
SHARES    TOTAL WARRANTS                NPIC                    DIRECTORS
------    --------------                ----                    ---------
            (15% of 1)    (5% + 7 1/2% greater than 500,000)     (2 - 3)

430,000      64,500         21,500  +       0  =   21,500         43,000
500,000      75,000         25,000  +       0  =   25,000         50,000
600,000      90,000         30,000  +   7,500  =   37,500         52,500
650,000      97,500         32,500  +  11,250  =   43,750         53,750
700,000     105,000         35,000  +  15,000  =   50,000         55,000
750,000     1l2,5OO         37,500  +  18,750  =   56,250         56,250